EXHIBIT 5

April 5, 2005

Critical Path, Inc.

350 The Embarcadero

San Francisco, California 94105-1204

Re: Registration Statement on Form S-8

Ladies and Gentlemen

We are furnishing this opinion of counsel to Critical Path, Inc., a California corporation (the “Company”) for filing as Exhibit 5 to the Registration Statement on Form S-8 (the “Registration Statement”) to be filed, on or about April 5, 2005, by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, in connection with the registration of 10,283,681 shares (the “Shares”) of the Company’s Common Stock, par value $0.001 per share, issuable under the Company’s Employee Stock Purchase Plan and Amended and Restated 1998 Stock Plan, adopted by the shareholders of the Company on June 13, 2000 (the “Plans”).

We have examined the Plans, the Company’s articles of incorporation and bylaws, each as amended to date, and the originals, or copies certified or otherwise identified, of records of corporate action of the Company as furnished to us by the Company, certificates of public officials and of representatives of the Company, and such other instruments and documents as we deemed necessary, as a basis for the opinions hereinafter expressed. In such examination we have assumed the genuineness of all signatures, the authenticity of all corporate records and other documents submitted to us and the conformity to original documents of documents submitted to us as certified or photostatic copies.

Based upon our examination, and in reliance upon our examination of such questions of law as we deem relevant under the circumstances, we are of the opinion that the Shares are duly authorized and, when purchased and paid for as required under the Plans and pursuant to the agreements which accompany each grant under the Plans, will be validly issued, fully paid and nonassessable.

We express no opinion with respect to the applicability or effect of the laws of any jurisdiction other than the California General Corporation Law, as in effect as of the date hereof.

We hereby consent to the filing of this opinion of counsel as Exhibit 5 to the Registration Statement.

Very truly yours,

/s/ Paul, Hastings, Janofsky & Walker, LLP